UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 19, 2013
(Date of earliest event reported: June 18, 2013)

 Revlon Consumer Products Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2013, Steven Berns, Executive Vice President & Chief Financial Officer for Revlon, Inc. ("Revlon") and Revlon Consumer Products Corporation, Revlon’s wholly owned operating subsidiary ("RCPC," and together with Revlon, the "Company"), tendered his resignation from the Company effective July 19, 2013 to accept the position of Executive Vice President, Chief Financial Officer of Tribune Company, a multimedia company.  Mr. Berns’ resignation is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting.

Upon Mr. Berns’ departure, Jessica Graziano, the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer, will serve as the interim Principal Financial Officer until such time as a successor is named.  Ms. Graziano is a Certified Public Accountant.  Ms. Graziano and Mr. Berns will work together to ensure a smooth transition of the Company's financial functions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: June 19, 2013